UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2010

Commonwealth Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

403 Boush Street, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (757) 446-6900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	Commonwealth Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 22, 2010.

(b)	The following matters were voted upon and approved at the Annual Meeting of Shareholders.

1. The election of one Class I director to the Board of Directors of the Company to serve until the 2013 Annual Meeting of Shareholders. The nominee, who was elected, was Richard J. Tavss. The Inspectors of Election certified the following vote tabulation:

	For	Withheld	Abstain	Broker Non-Vote
Richard J. Tavss	4,273,975	507,831	0	1,570,141

2. The Shareholders voted to amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $2.066 per share, from 18,150,000 to 100,000,000. The Inspectors of Election certified the following vote tabulation:

For	Against	Abstain	Broker Non-Vote
4,968,823	1,349,388	33,736	0

3. The Shareholders voted to amend the Articles of Incorporation of the Company to increase the number of authorized shares of preferred stock, par value $25.00 per share, of the Company from 300,000 to 1,000,000. The Inspectors of Election certified the following vote tabulation:

For	Against	Abstain	Broker Non-Vote
3,650,471	1,111,506	19,829	1,570,142

4. The Shareholders voted to authorize the potential issuance of up to 25,000,000 shares of our common stock in one or more non-public offerings occurring on or prior to the date that is six months after our 2010 annual meeting, in which the common stock would be issued at a maximum discount to the then fair market value of our common stock on the date(s) of issuance not to exceed 20 percent. The Inspectors of Election certified the following vote tabulation:

For	Against	Abstain	Broker Non-Vote
3,828,734	930,598	22,472	1,570,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Bankshares, Inc.

Date: June 28, 2010	By:	/S/ CYNTHIA A. SABOL, CPA
	Name:	Cynthia A. Sabol, CPA
	Title:	Executive Vice President and
Chief Financial Officer